                                                                Exhibit 10.21




                                     LEASE




                       PALOMAR VILLAGE PROPERTIES, INC.,
                            a California corporation

                                  as "Lessor"



                                      and



                          FIRST PACIFIC NATIONAL BANK,

                                  as "Lessee"



                               February 29, 1996





PALOMAR VILLAGE SHOPPING CENTER

                                     LEASE



                               TABLE OF CONTENTS

                 Article                                                                                   Page
                 -------                                                                                   ----
1.       Summary of Basic Lease Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.       Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
3.       Leased Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
4.       Minimum Monthly Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
5.       Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
6.       Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
7.       Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
8.       Promotional Program; Merchant's Association  . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
9.       Real Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
10.      Common Areas and Common Area Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
11.      Maintenance and Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
12.      Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
13.      Signs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
14.      Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
15.      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
16.      Compliance with Laws and Regulations; Hazardous Materials  . . . . . . . . . . . . . . . . . . . . 22
17.      Entry by Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
18.      Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
19.      Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
20.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
21.      Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
22.      Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30





                                       ii

                 Article                                                                                    Page
                 -------                                                                                    ----
23.       Surrender and Seller's Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
24.       Subordination and Attornment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
25.       Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
26.       Mortgagee Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
27.       Employee Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
28.       Changes to Shopping Center . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
29.       Limitation on Liability of Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
30.       Waiver of California Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
31.       Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
32.       Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

EXHIBITS
--------
    A          Site Plan of Shopping Center
    B          Legal Description of Leased Premises
    C          Acknowledgement of Commencement
    D          Rules and Regulations
    E          Sign Criteria





                                     LEASE

                                   ARTICLE 1
                          SUMMARY OF BASIC LEASE TERMS

         THIS LEASE ("Lease") is made and entered into effective this ___ day of February, 1996 ("Effective Date").

1.1      Parties and Addresses:   Lessor:

                                  Palomar Village Properties, Inc.
                                  P.O. Box 642
                                  Rancho Santa Fe, California 92067
                                  ("Lessor")

                             With a Copy to:

                                  Lowry & Associates
                                  27349 Jefferson Avenue, Suite 102
                                  Temecula, California 92590
                                  Telephone:  (909) 676-4131

                             Lessee:

                                  First Pacific National Bank
                                  c/o Gary W. Deems
                                  Executive Vice President
                                  P.O. Box 460579
                                  Escondido, California 92046
                                  Telephone: (619) 739-6502
                                  ("Lessee")

                             Real Estate Management Company:

                                  Lowry & Associates
                                  27349 Jefferson Avenue, Suite 102
                                  Temecula, California 92590

1.2      Rent Payment:            Palomar Village Properties, Inc.
                                  c/o Lowry & Associates
                                  27349 Jefferson Avenue, Suite 214
                                  Temecula, California 92590
                                  Telephone: (909) 676-4131

-------------                                                     -----------
  Lessor's                                                          Lessee's
 Initials                                                          Initials

1.3      Leased           (A)     Name and Location of Shopping Center:
         Premises:                Palomar Village Shopping Center
                                  Rancho California Road and Margarita Road
                                  Temecula, California 92590

                          (B)     Land: The real property and
                                  improvements located thereon
                                  including, without limitation, the
                                  parking lot, landscaping, sidewalks,
                                  utility installations and related
                                  improvements located thereon
                                  (exclusive of the Building), as
                                  shown on Exhibit "A" hereto and
                                  legally described on Exhibit "B"
                                  hereto; 30580 Rancho California
                                  Road, Temecula, California 92590
                                  ("Land").

                          (C)     Building: Floor area of the Building
                                  located on the Land:  Approximately
                                  4,524 net rentable square feet
                                  ("Building").

                          (D)     Definition of Leased Premises: The
                                  Land and Building shall collectively
                                  be referred to herein as the "Leased
                                  Premises."

1.4      Use:                     The Leased Premises shall be used for the
                                  operation of a banking financial institution, and for all related purposes, and for no other purpose except as expressly set forth in this Lease.

1.5      Lease Term:              Five (5) Lease Years, with three (3) options
                                  to extend for five (5) Lease Years each
                                  ("Lease Term").

1.6      Rent:                    Minimum Monthly Rent:

                                  Five Thousand Six Hundred Fifty Five Dollars and 00/100 cents ($5,655.00) per month, subject to adjustment as set forth in Section
                                  4.2 hereof ("Minimum Monthly Rent").

1.7      Security Deposit:        Five Thousand Six Hundred Fifty Five Dollars
                                  and 00/100 cents ($5,655.00) ("Security
                                  Deposit")

1.8      Declaration of Restrictions:

                                  Date of Recordation:  November 16, 1989;
                                  Document No. 402070

-------------                                                     -----------
  Lessor's                                                          Lessee's
 Initials                                                          Initials

1.9      Contents:                         This Lease consists of:

                                  (A)      Pages 1 through 38
                                  (B)      Articles 1 through 32
                                  (D)      Sections 1.1 through 32.22
                                  (C)      Exhibits:
                                           A --    Site Plan of Shopping Center
                                           B --    Legal Description of Leased
                                                   Premises
                                           C --    Acknowledgement of
                                                   Commencement
                                           D --    Rules and Regulations
                                           E --    Sign Criteria

1.9      Brokers:                 (A)      For Lessor:

                                                   Mr. David Lowry
                                                   Ms. Michelle Schierberl
                                                   Grubb and Ellis
                                                   27349 Jefferson Avenue,
                                                   Suite 102
                                                   Temecula, California 92590
                                                   Telephone:  (909) 676-4131

                                  (B)      For Lessee:
                                                   None.

1.10     Index:           The "Index" as used in this Lease shall mean the
                          Bureau of Labor of Statistics Consumer Price Index,
                          Subgroup "All Urban Consumers," as published by the U.
                          S. Department of Labor for the Los Angeles-Long
                          Beach-Anaheim Metropolitan Area (1982-84 = 100)
                          ("Index"). If at any time there shall not exist the Index in the format recited herein, Lessor shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall, in Lessor's opinion, be most nearly equivalent thereto ("Index").

     The above terms are incorporated in this Lease as indicated above and referenced herein.

         This Article 1 is intended to supplement and/or summarize the provisions set forth in the balance of the Lease. If there is any conflict between any provisions contained in this Article 1 and the balance of the Lease, the terms and conditions contained in the balance of the Lease shall govern.

                                   ARTICLE 2
                                LEASED PREMISES

         2.1 Leased Premises; Demise. In consideration of the rents to be paid and the covenants and agreements to be performed by Lessee hereunder, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Leased Premises for the Lease Term, at the rent and upon the terms and conditions set forth in this Lease. The Palomar Village Shopping Center is located generally at the northwest intersection of Rancho California Road and Margarita Road, in the City of Temecula, County of Riverside, State of California (the "Shopping Center"). The Leased Premises are delineated on the site plan attached hereto as Exhibit "A" and are more particularly described on Exhibit "B" hereto.

         2.2 Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, rights of way of record, and any other matters or documents of record, including, without limitation, the Declaration of Restrictions referenced in Section 1.8 hereof, as the same may be amended from time to time (the "Declaration"); (b) any zoning laws of the city, county and state where the Shopping Center is situated; and (c) general and special taxes not delinquent. Lessee agrees that as to its leasehold estate, Lessee and all persons in possession or holding under Lessee, will conform to and will not violate the terms of the Declaration. This Lease is subordinate to the Declaration and any amendment or modifications thereto.

         2.3 ATM License Agreement. The parties acknowledge and agree that this Lease is subject to that certain ATM License Agreement, dated February ___, 1996, entered into by and between Wells Fargo Bank, as the lessor, and Lessor as the lessee, a copy of which has previously been delivered by Lessor to Lessee ("ATM License Agreement"). Lessee hereby agrees to perform all of Lessor's obligations under the ATM License Agreement and agrees to indemnify, defend and hold harmless Lessor from any claims, liabilities, causes of action, damages, judgments, costs, fees and expenses (including reasonable attorneys' fees) arising in connection with Lessee's failure to perform such obligations.

                                   ARTICLE 3
                                   LEASE TERM

         3.1     Lease Term.

                 (a) Effective Date. Subject to the provisions of Section 3.1(b) below, on the Effective Date, this Lease shall be in full force and effect and all terms and conditions of this Lease shall apply. On the Effective Date, Lessor shall deliver the Leased Premises to Lessee in its current "AS IS" condition. By execution hereof,

-------------                                                     -----------
  Lessor's                                                          Lessee's
 Initials                                                          Initials

Lessee hereby accepts the Leased Premises in its present "AS IS" condition as of the Effective Date. Without limiting the foregoing, Lessor has no obligation to make any repair or undertake any renovation of or other improvements to the Leased Premises, and Lessor makes no representation or warranty with respect to the condition of the Leased Premises or its fitness or availability for any particular use, and Lessor shall not be liable for any latent or patent defect therein.

                 (b) Rent Commencement Date. The term of this Lease and Lessee's obligation to pay Minimum Monthly Rent and Additional Rent, as such terms are hereafter defined, shall commence on the earlier to occur of the following: (i) the date upon which Lessee opens the Leased Premises to the public for business; or (ii) April 15, 1996 ("Rent Commencement Date"), and shall continue thereafter for a period of five (5) Lease Years ("Initial Term"), subject to Lessee's right to extend pursuant to the options set forth in Section 3.3 below.

                 (c) Fixturization. Commencing upon the Effective Date of this Lease, Lessee shall have the right to enter upon the Leased Premises and, at Lessee's sole cost and expense, proceed with due diligence to substantially complete all Alterations, as hereinafter defined, and install all trade fixtures, furnishings, equipment and other personal property ("Furnishings"), as are reasonably required to operate the Leased Premises for the use designated in this Lease, subject to the satisfaction of, and compliance with, the provisions contained in Article 12 below.

         3.2 Acknowledgement of Commencement. Upon the Rent Commencement Date, Lessee shall execute and deliver to Lessor a written acknowledgement in the form attached hereto as Exhibit "C," and incorporated herein by reference ("Acknowledgement of Commencement").

         3.3 Options to Extend. Lessor hereby grants to Lessee the right and option to extend the Initial Term upon the terms and conditions set forth in this Section 3.3. Provided Lessee is not in default under any of the provisions of this Lease at the time of exercise of each of the Extension Options, as said term is hereafter defined, or at the time of commencement of the Extended Term, as said term is hereafter defined, Lessee shall have the right to extend the Initial Term for three (3) separate, successive terms of five (5) Lease Years each (separately "First Extension Option," "Second Extension Option," and "Third Extension Option," respectively, and collectively "Extension Options"), upon the same terms and conditions as stated herein, except that the Minimum Monthly Rent shall be adjusted as set forth in Section
4.2 hereof. The Lease Term applicable to each of the Extension Options is herein referred to as the "First Extended Term," the "Second Extended Term," and the "Third Extended Term," respectively, and collectively as the "Extended Term." Following the exercise of each of the Extension Options pursuant to this Section 3.3, all references in this Lease to the "Lease Term" shall refer to the Initial Term as extended by such First Extended Term, the Second Extended Term, and the Third Extended Term, as applicable.

-------------                                                     -----------
  Lessor's                                                          Lessee's
 Initials                                                          Initials

                  (a) Notice of Exercise. Lessee may exercise an Extension Option by giving written notice of exercise to Lessor not less than six (6) months and not more than twelve (12) months prior to the expiration of the Initial Term hereof, or the then current Extended Term, as applicable. Time is expressly declared to be of the essence with regard to Lessee's exercise of each of the Extension Options. Lessee may only exercise one (1) Extension Option pursuant to each election. In the event Lessee fails to timely exercise an Extension Option pursuant to this Section 3.3(a), all subsequent Extension Options shall immediately become null and void.

                 (b) Minimum Monthly Rent -- First Extended Term. In the event Lessee exercises the First Extension Option, the amount of Minimum Monthly Rent payable by Lessee to Lessor during the First Extended Term is set forth in Section 4.2 hereof.

                 (c) Minimum Monthly Rent -- Second Extended Term/Third Extended Term. In the event Lessee exercises either, or both, the Second Extension Option and the Third Extension Option, the Minimum Monthly Rent payable by Lessee to Lessor during the Second Extended Term and Third Extended Term, as applicable, shall be adjusted to equal the Fair Market Rent, as hereinafter defined, for the Leased Premises as of the date of the commencement of both the Second Extended Term and Third Extended Term, as applicable, pursuant to the procedures hereinafter set forth. The term "Fair Market Rent" means the Minimum Monthly Rent payable for the Leased Premises based upon the following factors applicable to the Leased Premises or any comparable premises:
(i) rental charges being charged for comparable premises in the same geographical location; (ii) the relative locations of the comparable premises;
(iii) improvements or allowances provided for improvements, or improvements to be provided; (iv) rental adjustments, if any, or rental concessions; (v) services and utilities provided or to be provided; (vi) use limitations or restrictions; (vii) any other relevant lease terms or conditions.

         In no event, however, shall the Fair Market Rent be less than the Minimum Monthly Rent in effect immediately prior to the commencement of both the Second Extended Term and the Third Extended Term, as applicable. The Fair Market Rent evaluation may include provisions for further rent adjustments during the Second Extended Term and the Third Extended Term, as applicable, provided, such adjustments are commonly required in the marketplace for similar types of leases.

                 (d) Determination of Fair Market Rent. Upon the exercise of either, or both, the Second Extension Option and the Third Extension Option, and included within the notice of exercise, Lessee shall notify Lessor of its opinion of Fair Market Rent payable during the Extended Term for which the Extension Option is exercised. Lessor shall notify Lessee ("Lessor's Value Notice") within thirty (30) days after receipt of Lessee's Notice of Exercise of Lessor's approval or disapproval of Lessee's opinion of

-------------                                                     -----------
  Lessor's                                                          Lessee's
 Initials                                                          Initials
the Fair Market Rent. In the event Lessor and Lessee are unable, after exercising good faith efforts, to agree upon the Fair Market Rent payable by Lessee to Lessor during either the Second Extended Term or the Third Extended Term, as applicable, the respective Extension Option, Lessee's prior exercise of such Extension Option, together with any unexercised Extension Options, shall be null and void and of no further force or effect.

                 (e) Options Are Personal. The Extension Options granted herein are personal to the Lessee, and notwithstanding anything to the contrary contained in this Lease, the Extension Options are assignable or transferable only in accordance with the provisions contained in Article 21 hereof. Lessor grants the rights contained herein to Lessee in consideration of Lessee's strict compliance with the provisions hereof, including, without limitation, the manner of exercise of the Extension Options.

         3.4 Anchor Tenant. In the event that Parcel 10 of the Shopping Center, as more particularly described on the site plan attached hereto as Exhibit "B" and incorporated herein by reference (occupied by Lucky's Supermarket on the Effective Date of this Lease), is vacant for a period of eighteen (18) or more consecutive calendar months during the Term ('Vacancy Period"), and Lessor has not otherwise entered into a new lease with a new anchor tenant to occupy Parcel 10 prior to the expiration of the Vacancy Period, provided Lessee is not in default under this Lease, Lessee shall have the right to terminate this Lease upon the terms and conditions set forth herein ("Termination Right"). In the event Lessee desires to exercise its Termination Right, Lessee must: (a) deliver to Lessor written notice of exercise of the Termination Right on or before the expiration of thirty (30) calendar days following the expiration of the Vacancy Period; and (b) in conjunction with the delivery of the written notice of exercise of the Termination Right described above, deliver to Lessor the amount of the Minimum Monthly Rent which would have been payable by Lessee to Lessor pursuant to
Section 4.2 hereof (had Lessee not exercised the Termination Right), for the twelve (12) month period immediately following the effective date of termination of the Lease, together with all other amounts owing by Lessee to Lessor pursuant to this Lease through the effective date of termination of this Lease. In the event Lessee satisfies the conditions precedent for the exercise of the Termination Right as described above, the effective date of termination of this Lease shall be the date specified in Lessee's written notice provided, however, in no event shall such date be prior to the expiration of thirty (30) calendar days following the expiration of the Vacancy Period.

                                   ARTICLE 4
                              MINIMUM MONTHLY RENT

         4.1 Payment. During the time period commencing on the Rent Commencement Date and continuing throughout the Lease Term, Lessee shall pay to Lessor at the address specified in Section 1.2 hereof, or at such other place as Lessor

-------------                                                     -----------
  Lessor's                                                          Lessee's
 Initials                                                          Initials
may otherwise designate in writing from time to time, "Minimum Monthly Rent" for the Leased Premises, in the amount specified in Section 1.6 hereof, subject to adjustment in accordance with the "Rent Adjustment Schedule" set forth in
Section 4.2 hereof. Minimum Monthly Rent shall be payable by Lessee to Lessor in advance on the first day of each month during the Lease Term. If the Rent Commencement Date occurs on a day other than the first day of the month, Minimum Monthly Rent for such month shall be prorated and shall be payable by Lessee to Lessor on the Rent Commencement Date. All payments of Minimum Monthly Rent shall be in lawful money of the United States, and shall be payable without deduction, offset, counter-claim, prior notice or demand.

         4.2 Rent Adjustment Schedule. The amount of Minimum Monthly Rent payable by Lessee to Lessor shall be automatically increased without prior notice or demand, in accordance with the following schedule ("Rent Adjustment Schedule"). For all purposes under this Lease, the term "Lease Year" shall mean the twelve (12) month period beginning with the Rent Commencement Date and each consecutive twelve (12) month period thereafter during the Lease Term:

                   LEASE YEAR                                MINIMUM MONTHLY RENT
                   ----------                                --------------------
                   1                                                $5,655.00

                   2                                                $6,107.40

                   3                                                $6,559.80

                   4-5                                              $7,012.20

                   6-10                                             $7,328.88
                   (First Extended Term)                            Subject to an Index Adjustment, as
                                                                    hereinafter, defined, in accordance with
                                                                    the provisions of Section 4.3 below.)

                   11-15                                            (Fair Market Rent determined in
                   (Second Extended Term)                           accordance with the provisions of
                                                                    Section 3.3(c) hereof.)

                   16-20                                            (Fair Market Rent determined in
                   (Third Extended Term)                            accordance with the provisions of
                                                                    Section 3.3(c) hereof.)

       4.3 Index Adjustment. In the event Lessee exercises the First Extension Option and, if applicable, the Second Extension Option, the amount of Minimum

Monthly Rent payable by Lessee to Lessor shall be increased annually commencing as of the end of the sixth (6th) Lease year during the Lease Term ("Adjustment Date"). The increase in the amount of Minimum Monthly Rent shall be based upon the increase in the Index. On each Adjustment Date, the Minimum Monthly Rent shall be increased by a percentage equal to the percentage increase in the most recent Index in publication prior to the Adjustment Date over the most recent Index in publication prior to the previous Adjustment Date. In no event, however, shall the Minimum Monthly Rent be increased less than two and one-half percent (2.5%) or more than seven percent (7%) over the Minimum Monthly Rent in effect prior to the applicable Adjustment Date. Lessor shall give written notice to Lessee specifying the increase in the amount of Minimum Monthly Rent and the manner in which such increase was calculated by Lessor. Lessor's notice may be given after the effective date of any such increase by virtue of the fact that the Index for the appropriate month may be unavailable on such effective date, or for other reasons. In such event, Lessee shall pay Minimum Monthly Rent in the amount applicable to the previous Lease Year until such time as Lessor delivers to Lessee its written notice. Upon receipt of such written notice, Lessee shall pay to Lessor, within ten (10) days after the date of receipt of such notice, the total amount of the adjustment to Minimum Monthly Rent for the months elapsed between the effective date of the increase and the date of receipt of Lessor's notice ("Index Adjustment").

                                   ARTICLE 5
                                ADDITIONAL RENT

       5.1 Additional Rent. All charges and other monetary sums payable by Lessee to Lessor pursuant to this Lease, other than Minimum Monthly Rent, are referred to as "Additional Rent." Unless this Lease expressly provides otherwise, all Additional Rent shall be paid by Lessee to Lessor concurrently with the payment of the next installment of Minimum Monthly Rent. All references in this Lease to the term "rent" shall mean Minimum Monthly Rent, Additional Rent and any other monetary obligation payable by Lessee to Lessor pursuant to this Lease.

         5.2 Late Charges. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent is not received by Lessor within ten (10) calendar days from the date when such payment was due, Lessee shall pay to Lessor, as a late charge, an additional sum of five percent (5%) of such rent or other charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge

-------------                                                     -----------
  Lessor's                                                          Lessee's
 Initials                                                          Initials
shall not constitute a waiver of Lessee's default with respect to the overdue amount, or prevent Lessor from exercising any other rights or remedies available to Lessor.

       5.3 Interest. Any amount due from Lessee to Lessor under this Lease (exclusive of any late charges that may be owing pursuant to Section 5.2 hereof), which is not paid within ten (10) calendar days from the date such payment was due, shall bear interest at the rate of ten percent (10%) per annum or the maximum rate allowable by law, whichever is less, from the date originally due until paid.

         5.4 Accord and Satisfaction. No payment by Lessee or receipt by Lessor of a lesser amount of Minimum Monthly Rent, Additional Rent or any rent due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Lessor may accept any partial payment from Lessee without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.

                                   ARTICLE 6
                                      USE

       6.1 Permitted Use. As an express and material consideration to Lessor for entering into this Lease, Lessee agrees that the Leased Premises shall be used for the purpose specified in Section 1.4 hereof and for no other purpose. Lessee shall not use, or permit the Leased Premises, or any part thereof, to be used, for any purpose or purposes other than the purpose stated hereinabove, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Without in any way limiting Lessor's right to refuse to give such consent for any other reason or reasons, Lessor reserves the right to refuse to give such consent, and Lessee agrees that it would not be commercially unreasonable to withhold consent, if in Lessor's reasonable business judgement such proposed new use would (a) violate any restriction or exclusive right given in, or be contrary to, any lease in the Shopping Center; (b) violate any restriction contained in the Declaration; (c) increase the risk of the use, release or mishandling of Hazardous Materials; or
(d) result in a decrease in the amount of rent reasonably expected to be paid to Lessor hereunder.

       6.2 Exclusivity. During the Term of this Lease, and provided Lessee is not in default under this Lease, Lessor shall not enter into a lease agreement or approve any proposed sublease agreement which would entitle any person or entity to operate a federal or state chartered, full service retail bank facility during the Term of this Lease.





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         6.3     Compliance with Laws.  Lessee shall, at its own cost and
expense, promptly and properly comply with all existing orders, laws and lawful requirements whatsoever of all governmental entities relating to the operation of Lessee's business on the Leased Premises during the Lease Term. Lessee shall have the right to contest or review by legal procedure, at its own expense, any such orders, laws and lawful requirements, provided that Lessor's title to the Leased Premises is not by any means subjected to forfeiture. Any such proceedings shall be conducted promptly and shall include, if Lessee so decides, appropriate appeal. Whenever such requirements become final after a contest, Lessee shall within a reasonable time comply therewith.

         6.4 Abandonment. Lessee shall not vacate nor abandon the Leased Premises at any time during the Lease Term, nor permit the Leased Premises to remain unoccupied for a period longer than six (6) consecutive months during the Lease Term. If Lessee shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, in addition to any other rights and remedies available to Lessor, any personal property belonging to Lessee and remaining on the Leased Premises after such six (6) month period shall, at the option of Lessor, be deemed abandoned.

                                   ARTICLE 7
                                SECURITY DEPOSIT

         7.1 Payment on Lease Execution. On the Effective Date, Lessee shall pay to Lessor the sum specified in Section 1.7 hereof ("Security Deposit"). In the event Lessee fails to pay any item of rent when due hereunder or otherwise defaults with respect to any other covenant or obligation of Lessee under this Lease, in addition to any other rights and remedies of Lessor pursuant to this Lease, Lessor may use or retain all or any part of the Security Deposit for the payment of rent or other charges in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. Lessor may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Leased Premises following vacation by Lessee. The Security Deposit is not characterized as rent until and unless so applied in respect of a default by Lessee.

         7.2 Restoration of Security Deposit. If Lessor elects to use or apply all or any portion of the Security Deposit as provided in Section 7.1 hereof, within ten (10) days after receipt by Lessee of written demand therefor, Lessee shall pay to Lessor in cash an amount equal to that portion of the Security Deposit used or applied by Lessor, and Lessee's failure to so do shall be a material breach of this Lease.

         7.3 Nature of Security Deposit. Lessor's obligation with respect to the Security Deposit is that of a debtor and not a trustee. Consequently, all such sums held





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

as the Security Deposit may be commingled with other funds of Lessor, and no interest shall accrue thereon. In the event of the sale of all or any portion of the Leased Premises, Lessor shall pay over to Lessor's successor in interest the sums held as a Security Deposit and notify Lessee in writing, setting forth the details of such transfer including, the successor's name and address. Upon such written notification, Lessee shall have no further claim against Lessor with respect to said Security Deposit and hereby waives all rights against Lessor in that regard.

                                   ARTICLE 8
                  PROMOTIONAL PROGRAM; MERCHANT'S ASSOCIATION

         8.1 Lessor's Program. Lessor, at Lessor's election, may conduct, or cause to be conducted from time to time, an advertising, promotional and public relations program for the general purpose of furthering the interest of all tenants in the Shopping Center. In the event Lessor elects to conduct such a program, Lessor shall determine in its sole discretion the composition and manner of implementation of such program. In the event Lessor elects to implement such a program, each month Lessee shall pay to Lessor, as Additional Rent, Lessee's proportionate share of the costs of such program, but in no event shall Lessee's proportionate share of such costs be more than Two Thousand Five Hundred Dollars ($2,500.00) per Lease Year. Lessee's proportionate share shall be determined based upon an allocation formula approved by Lessor. Lessee's contribution to such program shall be paid by Lessee to Lessor on a monthly basis, or in such other intervals specified in Lessor's written notice. Lessor, in its sole discretion, may elect to terminate such program at any time and refund all unexpended proceeds.

         In the event Lessor does incur such promotional expenses chargeable to Lessee, Lessor shall provide Lessee with an itemization of all promotional expenses incurred and a computation of Lessee's proportionate share of the costs of such program.

       8.2       Merchant's Association.  Notwithstanding the provisions of
Section 8.1, Lessee hereby agrees to and shall become a member of any Merchants' Association of the tenants and/or occupants of the Shopping Center, whether such Merchants' Association exists at the Rent Commencement Date of this Lease or shall be subsequently formed. Lessee shall maintain its membership in good standing throughout the Lease Term. Lessee hereby agrees to abide by the by-laws, rules and regulations of such Merchants' Association, and further agrees to pay within ten (10) days from receipt of a billing therefor, Lessee's proportionate share of the promotional and other expenses of such Merchants' Association which are allocable to the lessees of the Shopping Center in accordance with the Merchants' Association by-laws from time to time in force and effect. Lessee acknowledges and agrees that Lessor, its employees, servants or agents, shall have no liability for any acts or failure to act of the Merchants' Association, and Lessee shall not assert any claim for injury or damages





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

against Lessor by reason of any injury or damages to person, property or business suffered by Lessee as a result of any act or failure to act, promotion or other activity of the Merchants' Association.

                                   ARTICLE 9
                              REAL PROPERTY TAXES

         9.1 Payment and Definition. Commencing as of the Rent Commencement Date and continuing thereafter throughout the Lease Term, Lessee shall pay directly to Lessor, in installments as set forth in Section 9.5 hereof, all Real Property Taxes arising under this Section 9.1. "Real Property Taxes" as used in this Lease shall include all real property taxes and assessments, special or general, improvement bonds, special district obligations or bonds, or other taxes or assessments applicable to the Leased Premises and any other assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen and foreseen (including fees in-lieu of any tax or assessment) that are assessed, levied, charged, confirmed, or imposed by any public authority upon the Leased Premises, together with all increases thereto, whether the increases result from an increased rate and/or valuation levied or assessed against the Leased Premises, or otherwise. "Real Property Taxes" also shall include, without limitation, any tax, assessment, excise, surcharge, fee, levy, penalty, bond or similar imposition (hereinafter collectively referred to as "impositions") on Lessor's right to rent from the Leased Premises or as against Lessor's business of leasing the Leased Premises. Notwithstanding the foregoing, nothing contained in this Lease will require Lessee to pay any income, profits or revenue tax or charge on the net income of Lessor.

         9.2 Right to Contest Real Property Taxes. Lessee, at its sole cost and expense, shall have the right, at any time, to seek a reduction in the assessed valuation of the Leased Premises or to contest any Real Property Taxes that are to be paid by Lessee. Notwithstanding the foregoing, Lessee must continue to pay directly to Lessor all Real Property Taxes arising under Section
9.1 hereof, and Lessor shall credit any and all overpayments of Real Property Taxes resulting from a final determination in favor of Lessee in accordance with the provisions contained in Section 9.5 hereof.

         Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law require that the proceeding or contest be brought by or in the name of Lessor or any owner of the Leased Premises. In that case, Lessor shall join in the proceeding or contest to permit it to be brought in Lessor's name as long as Lessor is not required to bear any cost.

         9.3 Assessments. With respect to any general or special assessments which may be levied upon or against the Leased Premises or which may be evidenced by improvements or other bonds, and which may be paid in annual or semi-annual installments, only the current amount of such installment, pro rated for any partial year,





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and statutory interest, shall be included within the computation of Real
Property Taxes for which Lessee is responsible hereunder.

       9.4 Substitute and Additional Taxes. Lessee shall not be required to pay any municipal, county, state or federal income or franchise taxes of Lessor, or any municipal, county, state, or federal estate, succession, inheritance, or transfer taxes of Lessor. If at any time the State of California or any political subdivision of the state, including any county, city, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Lessor a tax, fee, or excise on the (a) rents, (b) square footage of the Leased Premises, (c) act of entering into this Lease, or (d) occupancy of the Leased Premises by Lessee, or levies or assesses against Lessor any other tax, fee or excise, however described, including, without limitation, a so-called value-added tax, as a direct substitution in whole or in part for, or in addition to, any Real Property Taxes, Lessee shall pay that tax, fee or excise, in accordance with the provisions of Sections 9.1 and 9.5 hereof. Lessee's share of any such tax, fee or excise shall be substantially the same as Lessee's share of Real Property Taxes as provided in this Lease.

       9.5 Estimated Payments. Lessor shall estimate the amount of Real Property Taxes next due and collect from Lessee as Additional Rent the amount of Lessee's estimated tax obligation. Lessee shall pay such estimated payments to Lessor in equal monthly installments, in advance, concurrently with the payment of Minimum Monthly Rent. On an annual basis, Lessor shall provide Lessee with a reconciliation of Lessee's account with respect to such estimated tax payments. In the event it is established upon such reconciliation that Lessee has not paid sufficient amount in estimated tax payments to cover Lessee's share for the year in question, Lessee shall pay to Lessor the full amount of any such deficit within ten (10) days of date of billing. If it is established that Lessee has made an overpayment of its tax obligation upon such reconciliation, Lessee shall receive, at Lessor's option, either a credit applicable to the next ensuing estimated tax payments, or a credit to a tax reserve account to be held by Lessor for application to sums due in respect of reassessment or escape assessments applicable to the period in question, but yet to be billed.

       9.6 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon all Furnishings of Lessee contained on the Leased Premises. When possible, Lessee shall cause such Furnishings to be assessed and billed separately from the real property of Lessor. If any of Lessee's Furnishings shall be assessed with Lessor's real property, Lessee shall pay Lessor the amount of all such personal property taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the personal property taxes applicable to Lessee's property.

                                   ARTICLE 10
                       COMMON AREAS AND COMMON AREA COSTS





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         10.1    Definition of Common Area.  The term "Common Areas" as used herein means all areas and facilities within the exterior boundaries of the Shopping Center (inclusive of the Leased Premises), that are provided and designated by Lessor from time to time for the general use and convenience of Lessee and of other tenants of Lessor having the common use of such areas, and their respective authorized representatives and invitees. Common Areas include, without limitation, all driveways, roadways, parking areas, sidewalks, signs, lighting, Common Utility Facilities, as said term is hereinafter defined, landscaped areas located within the Shopping Center (inclusive of the Leased Premises), all as generally depicted on the Site Plan of the Shopping Center attached hereto as Exhibit "A."

         10.2 Maintenance of Common Areas. The parties hereby acknowledge that the Common Areas are currently maintained by the "Manager" of the Shopping Center (who is currently Lessor), as designated in the Declaration. As the Manager, Lessor shall, consistent with the Declaration, maintain the Common Areas, establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Lessor's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking areas, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Lessor reserves the right to maintain the Common Area as set forth in this Section 10.2 without providing prior notice to Lessee. In connection with the performance by Lessor of its maintenance activities pursuant to this Article 10, Lessor agrees to use best efforts to minimize any obstruction, interference or blockage of the Leased Premises. Lessee hereby acknowledges that Lessor, in its capacity as Manager or otherwise, is under no obligation to provide security for the Common Areas but may do so at its option.

         10.3 Payment by Lessee. Within ten (10) days of receiving a bill therefor from Lessor, Lessee shall pay to Lessor, as Additional Rent, its proportionate share of Common Area Costs, as hereinafter defined, which arise or accrue during the Lease Term. Lessee's proportionate share shall be the percentage amount (which is currently 3.3%) applicable to the Leased Premises as set forth in Article IV, Section 5(e) of the Declaration, as the same may be modified from time to time. Lessor may bill Lessee estimated charges in accordance with Section 10.5 hereof. Notwithstanding the foregoing, Lessee's proportionate share as to certain expenses included in Common Area Costs may be calculated differently to yield a higher percentage share for Lessee as to certain expenses in the event Lessor permits other tenants or other occupants in the Shopping Center to incur such expenses directly rather than have Lessor incur the expense in common for the Shopping Center. In any case where Lessee, with Lessor's





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

consent, incurs such expenses directly, Lessee's proportionate share of Common Area Costs will be calculated specially so that expenses of the same character which are incurred by Lessor for the benefit of other tenants or other occupants of the Shopping Center shall not be prorated to Lessee. Nothing herein shall imply that Lessor will permit Lessee or any other tenant or occupant of the Shopping Center to incur Common Area Costs. Any such permission shall be in the sole discretion of Lessor, which Lessor may grant or withhold in its arbitrary judgment.

         10.4 Definition of Common Area Costs. Common Area Costs shall include, without limitation, all reasonable sums expended and costs incurred in connection with the Common Areas for (a) maintenance, landscaping, pest control, lighting, cleaning, trash removal for the Common Areas, painting, restriping, repaving, resurfacing, sweeping, security, fire protection, sprinkler and irrigation systems, maintenance and repair of sidewalks, curbs and signs including, without limitation, all sums payable pursuant to that certain Lease, dated March 1, 1989, by and between Bedford Development Company and the Metropolitan Water District of Southern California, as the same may be amended or modified from time to time; (b) operating, managing, policing, insuring, repairing and maintaining the Common Areas including, without limitation, an administrative fee equal to fifteen percent (15%) of such Common Area Costs; (c) operating, insuring, repairing, replacing and maintaining the "Common Utility Facilities" defined to include, but not limited to, sanitary sewer lines and systems, gas lines and systems, water lines and systems, fire protection lines and systems, electric power, telephone and communication main lines and systems, storm drainage and retention facilities and all other utility main lines and systems not exclusively serving the premises of any specific tenant; (d) parking charges, surcharges and other levies, assessments, or any other costs imposed or assessed by any local, state or federal government agencies in connection with the use of the parking facilities and/or the Common Utility Facilities; (e) depreciation and maintenance on operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented) which machinery and equipment is used solely for the operation and maintenance of the Common Areas; and (g) public liability and property damage insurance on the Common Areas and Common Utility Facilities, fire with extended coverage insurance with vandalism and malicious mischief endorsements with, at Lessor's option, earthquake damage and/or hazardous waste endorsements and any additional coverages required pursuant to Article 15 hereof. Common Area Costs shall also include a portion of all "capital costs" representing any costs of capital improvements made by Lessor to the Common Areas for the purpose of reducing recurring expenses or utility costs and from which Lessee can expect a reasonable benefit, or that are mandated or required by any governmental law, ordinance, regulation or mandate, not applicable to the Shopping Center at the time of the original construction. The portion thereof to be included each year in Common Area Costs shall be that fraction allocable to the calendar year in question calculated by amortizing the cost over the reasonable useful life of such improvement, as determined by Lessor, with interest on the unamortized balance at ten percent (10%) per annum, or such higher rate as may have





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

been paid by Lessor for funds borrowed for the purpose of constructing or installing such improvements, but in no event to exceed the highest rate permissible by law.

         10.5 Estimated Payments. Lessor shall have the right, at its option, to estimate Lessee's proportionate share of Common Area Costs due in the future from Lessee and to collect from Lessee on a monthly basis, as Additional Rent, the amount of Lessee's estimated proportionate share of such Common Area Costs. In such a case, Lessee shall pay such estimated payments to Lessor in equal monthly installments, in advance, concurrently with the payment of Minimum Monthly Rent. Lessor shall provide Lessee with an itemization of all Common Area Costs incurred together with a reconciliation of Lessee's account at least annually, and if such reconciliation shall indicate that Lessee's account is insufficient to satisfy Lessee's proportionate share of Common Area Costs for the period estimated, Lessee shall immediately pay to Lessor any deficiency. Any excess in such account indicated by the reconciliation shall be credited to Lessee's account to reduce the estimated payments for the next ensuing period.

                                   ARTICLE 11
                            MAINTENANCE AND REPAIRS

         11.1 Obligations of Lessee. Commencing as of the Effective Date and throughout the Lease Term hereof, Lessee shall, at Lessee's sole cost and expense, maintain in good operating condition and repair the Leased Premises and all portions thereof, and all appurtenances thereto, including, without limitation, all interior and exterior portions of the Building, all Furnishings, plumbing, heating, air conditioning, ventilating, electrical, lighting, floor and floor coverings, the roof, interior and exterior walls, ceiling, window and window coverings, glass, doors, mechanical equipment and utilities. Lessee shall promptly and diligently repair, restore or replace all or any part of the Leased Premises in order to comply with this Section 11.1, including performing all ordinary and extraordinary, and foreseen and unforeseen repairs and painting and cosmetic repairs, removing graffiti and restoring damage caused by vandalism. Additionally, during the Lease Term, Lessee shall maintain the Leased Premises in a neat, clean and sanitary condition, free from rubbish and dirt. Lessee shall be responsible for the removal of all trash and other refuse from the Leased Premises. All of Lessee's maintenance obligations, as set forth in this Section 11.1, shall be performed in accordance with all applicable laws, rules, ordinances, orders and regulations of the following agencies or entities claiming jurisdiction over the Leased Premises: (a) federal, state, county, municipal and other governmental agencies or bodies; (b) the insurance underwriting board or insurance inspection bureau; and (c) all insurance companies insuring all or any part of the Leased Premises or the Shopping Center.


         11.2 Service Contracts. During the Lease Term, Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary





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

form and substance, and with contractors approved by Lessor, for the inspection, maintenance and service of the following equipment and improvements, if any, located on the Leased Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or stand pipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, and
(iv) roof covering and drain maintenance.

         11.3 Lessor's Obligations. Upon receipt of written notice of the need for such repairs, Lessor shall, at Lessor's expense, keep the foundations, exterior roof and structural aspects of the Leased Premises in good operating condition and repair. Lessor shall not, however, be obligated to paint the exterior surface of the exterior walls or maintain the windows, doors or plate glass or the interior surface of exterior walls. Lessor shall not have any obligation to make any repairs until Lessor receives written notice of the need for such repairs. It is the intention of Lessor and Lessee that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Leased Premises. The provisions of this Section 11.3 shall not apply in the event of any damage or destruction to the Leased Premises as described in Article 18 hereof, in which event the obligations of Lessor shall be governed by the provisions of such Article.

         11.4 Lessor's Rights. If Lessee fails to perform Lessee's obligations under Sections 11.1 or 11.2 hereof, or under any other section of this Lease, Lessor may, at its option (but shall not be required to), enter upon the Leased Premises after ten (10) days prior written notice to Lessee (except in the case of an emergency, in which no notice shall be required), perform any of Lessee's obligations on Lessee's behalf, and the cost thereof, together with interest thereon at maximum rate then allowable by law, shall become due and payable as Additional Rent to Lessor, together with Lessee's next rent installment.

         11.5 Lessee's Waiver. Except as provided in Section 11.3 hereof, Lessor has no obligation, in any manner whatsoever, to maintain or repair the Leased Premises or any portion thereof (including any Furnishings therein). Lessee hereby waives the right to make repairs at Lessor's expense under provisions of Section 1941 and 1942 of the Civil Code of California. Lessee's obligations under this Section 11.5 shall survive the termination of this Lease for any reason whatsoever.

                                   ARTICLE 12
                                  ALTERATIONS

         12.1 Consent of Lessor; Ownership. Lessee shall not make, or suffer to be made, any alterations, additions or installations to the Leased Premises, or any part thereof (collectively "Alterations"), without the prior written consent of Lessor, which consent shall not be unreasonably withheld. For purposes of this Lease, there shall be excluded from the definition of "Alterations" the installation, relocation, replacement or





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

removal of any items of Furnishings of Lessee. Any Alterations to the Leased Premises shall upon expiration or earlier termination of this Lease become a part of the realty and belong to Lessor. Except as otherwise provided in this Lease, upon the expiration or earlier termination of this Lease, Lessee shall have the right to remove its Furnishings placed upon the Leased Premises provided that Lessee restores the Leased Premises as indicated below.

         12.2 Requirements. Any Alterations performed by Lessee shall be subject to strict conformity with the following requirements:

                 (a) All Alterations shall be at the sole cost and expense of Lessee.

                 (b) Prior to commencement of any Alterations, Lessee shall submit to Lessor detailed plans and specifications, including working drawings (hereinafter referred to as "Plans"), of the proposed Alterations, which Plans shall be subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed. Unless disapproved in writing by Lessor within ten (10) days following Lessor's receipt of the Plans, Lessor shall be deemed to have approved the same.

                 (c) Following approval of the Plans by Lessor, Lessee shall give Lessor at least ten (10) days prior written notice of commencement of work in the Leased Premises so that Lessor may post notices of non-responsibility in or upon the Leased Premises as provided by law.

                 (d) No Alterations shall be commenced without Lessee having previously obtained all appropriate permits and approvals required by and of governmental agencies.

                 (e) All Alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Plans previously approved by Lessor and in full accord with all applicable laws and ordinances.

                 (f) Lessee shall only employ contractors licensed by the State of California to construct such Alterations.

                 (g) Lessee shall take out and maintain so-called "builder's risk," "course of construction insurance" and general liability insurance insuring the Leased Premises during the period of construction, in form and amounts satisfactory to Lessor, and shall take out and maintain the other insurance that is required by Article 15 of this Lease. The insurance required herein shall comply with the provisions of Article 15 of this Lease.





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                 (h)      The Alterations must be performed in a manner such
that they will not interfere with the quiet enjoyment of the other lessees or occupants in the Shopping Center.

                 (i) No Alterations shall be commenced without Lessee having previously obtained, at Lessee's own cost and expense, completion and lien performance and indemnity bonds satisfactory to Lessor for such Alterations.

         Notwithstanding the foregoing, in the event any proposed Alterations involve the expenditure of less than Fifty Thousand Dollars ($50,000.00) in any one transaction, or less than One Hundred Thousand Dollars ($100,000.00) in a series of related transactions within any six (6) month period, provided such Alterations do not involve any structural changes to the Building and/or changes to the mechanical systems of the Building, the requirements of Sections 12.2(b) and (i) need not be satisfied by Lessee with respect to such Alterations.

         12.3 Liens. Lessee shall keep the Leased Premises and the Shopping Center in which the Leased Premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event a mechanic's or other lien is filed against the Leased Premises or the Shopping Center as a result of a claim arising through Lessee, Lessor may demand that Lessee furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the property free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Lessor. In the event Lessee fails to post such bond within such ten (10) day period, in addition to any other rights and remedies available to Lessor, Lessor may secure such bond, and Lessee shall pay to Lessor, as Additional Rent, the cost of such bond.





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

                                   ARTICLE 13
                                     SIGNS

         13.1 Restrictions. Subject to any additional restrictions contained in the Declaration, Lessee shall not place or permit to be placed on the Leased Premises or in any other location within the Shopping Center any exterior sign, advertisement, decoration marquee, awning, canopy, decoration, lettering or any other item of any kind (individually "Sign" or collectively "Signs"), without the prior written consent of Lessor, which Lessor reserves the right to withhold in its sole judgment. Lessee, upon request of Lessor, shall immediately remove any such Sign which, in the opinion of Lessor, is objectionable or offensive, and if Lessee fails so to do Lessor may enter upon the Leased Premises and remove the same. At the expiration or earlier termination of this Lease, Lessee shall remove all his Signs and all damage caused by removal shall be repaired at Lessee's expense. All Signs shall be maintained by Lessee at its own expense. Except for approved Signs, Lessee shall not use any advertising or promotional medium which may be heard or experienced outside of the Leased Premises (such as search lights, barkers or loudspeakers). Lessee shall not distribute handbills or circulars to patrons of the Shopping Center or to cars in the parking lots, nor engage in any similar form of direct advertising in the Shopping Center. The initial sign criteria for the Shopping Center (which Lessor may change from time to time, in Lessor's sole discretion) are attached hereto as Exhibit "E," and are incorporated herein by reference.

         Notwithstanding the foregoing, Lessee shall have the right, at Lessee's sole cost and expense, to: (a) place not more than four (4) identification Signs on the exterior of the Building; and (b) place one (1) identification sign on the main monument signage for the Shopping Center located on Margarita Road; provided, however: (i) all such Signs shall be consistent and harmonious with the materials, color, texture, size, shape, height, location and design of the Shopping Center and comparable Signs located in the Shopping Center; (ii) all such Signs shall satisfy the Sign Criteria for the Shopping Center attached hereto as Exhibit "E"; (iii) all such Signs shall satisfy the restrictions contained in the Declaration; and (iv) all such Signs shall be approved by Lessor in accordance with the provisions of this Section 13.1.

                                   ARTICLE 14
                                   UTILITIES

         14.1 Payment by Lessee. Commencing as of the Effective Date hereof and throughout the Lease Term, Lessee shall pay all charges (including any connection or hook-up fees or similar charges), for water, gas, heat, sewer, power, telephone services and any other utility supplied to or consumed in or on the Leased Premises. Lessee shall also arrange for refuse, garbage or trash pick-up for the Leased Premises and all costs, fees and expenses incurred in connection therewith shall be borne by Lessee. Lessee shall not allow refuse, garbage or trash to accumulate outside of the Leased





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

Premises except on the day of scheduled scavenger pick-up services, and then only in areas designated for that purpose by Lessor. Lessor shall not be responsible or liable for any interruption in utility services, nor shall such interruption affect the continuation or validity of this Lease.

         14.2 Separate Meters. Lessor reserves the right to install, at Lessee's sole cost and expense, separate meter or any utility servicing the Leased Premises for which a meter is not presently installed, in which event Lessee shall make payments, when due, directly to the utility involved.

         14.3 Joint Meters. If any utility services are not separately metered to Lessee, Lessee shall pay to Lessor, as Additional Rent, a proportion to be determined by Lessor of all charges jointly metered with other leased premises or occupants in the Shopping Center. All payments to Lessor in respect thereof shall be due within ten (10) days after receipt of the billing by Lessee.

                                   ARTICLE 15
                                   INSURANCE

         15.1 Insurance Coverage by Lessor. Pursuant to the Declaration, the Manager is obligated to maintain a policy or policies of insurance protecting against public liability and property damage insurance with respect to the Common Areas in an amount not less than Three Million Dollars ($3,000,000) combined single limit for both bodily injury and property damage.

         All costs incurred by the Manager for maintenance of the policy or policies of insurance pursuant to this Section 15.1 shall be included in "Common Area Costs" pursuant to Section 10.4 hereof, and shall be payable by Lessee to Lessor in accordance with the provisions of Section 10.3 hereof.

         15.2    Insurance Coverage by Lessee.

                 (a) Fire and Extended Coverage Insurance -- Building. From the Effective Date hereof and throughout the Lease Term, Lessee shall maintain in force and effect a policy or policies of insurance, in the name of Lessor, protecting against fire and other perils normally included in extended or all-risk coverage insurance including vandalism, malicious mischief, sprinkler leakage, plate glass coverage and an earthquake endorsement (to the extent such earthquake endorsement is available at commercially reasonable rates and generally required by lessors of similarly leased premises in the same geographic region), to the extent of the full replacement value of the Building and other improvements comprising the Leased Premises, which policy or policies shall name Lessor and Lessor's lenders as additional insureds, with losses payable to Lessor or Lessor's lenders.





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                 (b)      Liability Insurance.  From the Effective Date hereof
and throughout the Lease Term, Lessee shall maintain worker's compensation insurance and comprehensive public liability insurance with respect to the Leased Premises, all liabilities and obligations assumed or undertaken by Lessee pursuant to this Lease, adequate to protect Lessor as Lessor shall reasonably determine. All insurance policies (excluding worker's compensation) shall name as an additional insured Lessor and its lenders, and shall expressly provide that the interest of Lessor therein shall not be affected by any breach by Lessee of any policy provisions. Initially, such policy of liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) combined single limit for both bodily injury and property damage. The amounts of such public liability insurance shall be increased from time to time, as Lessor may reasonably determine, provided such increases shall be consistent with industry standards.

                 (c) Lessee's Property Insurance. From the Effective Date hereof and throughout the Lease Term, Lessee shall maintain in force and effect a policy or policies of all risk contents insurance, with respect to Lessee's Furnishings located in the Leased Premises and all Alterations to the Leased Premises made by Lessee to the extent of their full replacement value. From the Effective Date hereof and throughout the Lease Term, the proceeds of any such policy or policies of contents insurance shall be used solely for the repair or replacement of the property so insured.

                 (d) General Provisions. All insurance policies required hereunder shall be obtained upon an "occurrence" basis and not as "claims made" policies. All public liability, property damage, and other liability policies of Lessee shall be written as primary policies, not contributing with and not in excess of coverage which Lessor may carry. With regard to the policies described in Sections 15.2(b) and (c) above, all such policies shall contain a provision that Lessor, and its lenders, although additional insureds, shall nevertheless be named as loss payees and be entitled to recover under said policies for any loss occasioned to it, its employees, agents, contractors, invitees and licensees by reason of the negligence of Lessee, its employees, agents, contractors, invitees and licensees. Lessee shall furnish Lessor with a certificate of insurance with attached endorsements with respect to all such policies prior to Lessee's entry into the Leased Premises. Such policies shall be secured from insurance companies with a Best's rating of A or better and provide by endorsement that they may not be canceled or altered without at least ten (10) days' prior written notice delivered by the insurer to Lessor and its lenders.

                 (e) Notwithstanding any contrary provision hereof, Lessee may self-insure any of its insurance coverage obligations as set forth in Sections 15.2(b) and (c) hereof, so long as Tenant's net worth is in excess of Sixteen Million Dollars ($16,000,000.00), as evidenced by recent audited financial statements provided to Lessor by Lessee's accountants, as computed in accordance with generally-accepted accounting principles. Prior to Lessee's electing to self-insure (Lessee does not





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

presently self-insure), it must provide Lessor with written notice thereof accompanied by copies of its most recent audited financial statements, which information shall be provided to Lessor on an annual basis. At any time that Lessee's net worth falls below the above required amount, Lessee must promptly obtain the necessary insurance policies required hereunder.

         15.3 Waiver of Subrogation. Lessor and Lessee hereby release and relieve each other from liability and waive all right to recover against each other for any loss or damage arising out of or incident to the perils covered under their respective policies of insurance, which perils occur in, on or about the Premises, due to the negligence of Lessor or Lessee or their respective agents, employees, contractors and/or invitees. Lessor and Lessee shall, upon obtaining the policies of insurance required under this Lease, give notice to their respective insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease, and shall provide to the other appropriate endorsements of such waiver from the insurers.

         15.4 Hazardous Uses. Should any use of the Leased Premises by Lessee, or any acts done in conjunction therewith, increase the rate of insurance above that for the least hazardous retail use in the Shopping Center, said increased premium costs shall be borne exclusively by Lessee. Lessee shall not engage in any activities or permit to be kept, used, or sold in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises or any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Leased Premises and appurtenances.

                                   ARTICLE 16
           COMPLIANCE WITH LAWS AND REGULATIONS; HAZARDOUS MATERIALS

         16.1 Lessee's Obligations. Lessee, shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the construction, operation and management of the Leased Premises and/or the Common Areas, and shall faithfully observe in the use of the Leased Premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that any such ordinance or statute pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Lessor and Lessee.

         16.2 Condition of Leased Premises. Lessee hereby accepts the Leased Premises in its current "AS IS" condition existing as of the Effective Date, without any representations or warranties of any kind by Lessor, and subject to all applicable





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zoning, municipal, county and state law, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Lease
Term.

         16.3    Hazardous Materials.

                 (a) Lessee shall not cause or permit the presence, use, generation, release, discharge, storage, disposal or transportation of any "Hazardous Materials" on, under, in, about, to or from the Leased Premises and/or the Shopping Center; provided that the presence or use of Hazardous Materials (a) in products required for the prudent and ordinary management and operation of the Leased Premises; and (b) held and used strictly in accordance with (i) all applicable federal, state or local laws, regulations or orders,
(ii) guidelines issued by any national or regional board of insurance underwriters, and (iii) prudent standards of practice, shall not be deemed in violation of this provision.

                 (b) As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic substances, materials or waste, pollutants or contaminants, as defined, listed or regulated by any federal, state, county or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) petroleum products or by-products, (iii) asbestos, and (iv) polychlorinated biphenyls.

                 (c) If Lessee's use of the Leased Premises may involve the storage and/or use of Hazardous Materials as defined herein, Lessee, in addition to its covenants defined above, further covenants, agrees, warrants and represents that it will comply with all laws, rules, regulations, court decisions, municipal codes and ordinances regulating such storage and/or use of Hazardous Materials, including without limitation Chapter 6.95 of the California Health and Safety Code; and to permit Lessor to monitor such compliance, without the assumption of any liability by Lessor nor any obligation of Lessor to so monitor, Lessee covenants and agrees to provide to and/or permit Lessor:

                          (i)     To review and approve prior to submission to
any governmental agency all applications with respect to the handling, storage and/or use of Hazardous Materials in, on or about the Leased Premises, including without limitation, applications to the County Hazardous Materials Management Division ("HMMD") and/or to Air Pollution Control District ("APCD"), and after such submission to provide Lessor with a copy of all responses, notices, comments or other communications with said governmental agencies; and

                          (ii)    To receive and review a copy of all completed
and approved "Business Plans," as defined by the statues, and all updates, renewals or replacement





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"Business Plans" when submitted and all responses, notices, comments or communications with any governmental agencies regarding same; and

                          (iii)   To receive and review a copy of all notices,
reports, comments or communications relating to any governmental inspection, complaint, investigation or other matter relating to Lessee's storage, handling or use of Hazardous Materials at, on, in or about the Leased Premises;

                          (iv)    To receive and review a copy of any and all
EPA numbers, County Health Department permits, APCD permits, contracts with certified hazardous waste handlers (and all credentials and certifications of such handlers), and all schedules for delivery, pick-up and disposal of Hazardous Materials to or from the Leased Premises;

                          (v)     To immediately notify Lessor of any leaks,
spills, emissions, release or suspected release of any Hazardous Materials at, on, in, under, above or about the Leased Premises from any cause or source whatsoever; and

                          (vi)    To receive and review a copy of all records
of every nature that are required by law, regulations, ordinance or court order to be maintained by Lessee with respect to the storage, handling or use of any Hazardous Materials at, on, in, under, above or about the Leased Premises.

                 (d) Lessee shall exonerate, indemnify, pay and protect, defend (with counsel reasonably approved by Lessor) and save Lessor, and its directors, trustees, beneficiaries, officers, shareholders, partners, employees, agents, and invitees and of those of the other tenants of the Shopping Center (collectively the "Related Parties"), harmless from and against any claims (including, without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, taxes, assessments, liabilities (including sums paid in settlements of claims), interest or losses, including reasonable attorneys' fees and expenses (including any such fees and expenses incurred in enforcing this Lease or collecting any sums due hereunder), consultant fees, and expert fees, together with all other costs and expenses of any kind or nature (collectively the "Costs") that arise directly or indirectly in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, ground water, surface water or improvements at, on, about, under or within the Shopping Center, or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials to or from the Shopping Center by or on behalf of Lessee or with respect to the Leased Premises. The indemnification provided in this Section shall specifically apply to and include claims or actions brought by or on behalf of employees of Lessee. In the event that any of the related parties shall suffer or incur any such costs, Lessee shall pay to Lessor or such related parties, the total of all such Costs suffered or





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

incurred upon demand therefor. Without limiting the generality of the foregoing, the indemnification provided herein shall specifically cover Costs including, without limitation, capital, operating and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, ground water, surface water or improvements at, on, about, under or within the Shopping Center (or any portion thereof), or elsewhere in connection with the transportation of Hazardous Materials to or from the Shopping Center and any claims of third parties for loss or damage due to such Hazardous Materials. This indemnification shall survive the termination of this Lease and shall be binding upon the Lessee and its successors in interest whenever such threat. claim or cause of action may arise. Lessee expressly waives any defense concerning laches or the statute of limitations, constructive eviction or rent abatement with respect to such claims.

         16.4 Waste or Nuisance. Lessee shall not commit, or suffer to be committed any waste upon the Leased Premises, or any nuisance, or other act of thing which may disturb the quiet enjoyment of any other tenant or occupant of the Shopping Center in which the Leased Premises are located.

         16.5 Indemnity. Lessee agrees to indemnify, defend, protect and hold harmless Lessor, its directors, officers, employees, partners, and agents from and against any and all losses, claims, demands, actions, damages (whether direct or consequential), penalties, liabilities, costs and expenses, including all attorneys' fees and legal expenses, arising out of any violation or alleged violation of any of the laws or regulations referred to in this Article 16, or breach of any of the provisions of this Article 16.

         16.6 Survival After Lease Termination. Lessee's obligations under Sections 16.1, 16.2, 16.3, 16.4, 16.5 and 16.6 shall survive the termination of this Lease for any reason whatsoever.

                                   ARTICLE 17
                                ENTRY BY LESSOR

         17.1 Rights of Lessor. From the Effective Date hereof and throughout the Lease Term, Lessor and its authorized representatives shall have the right to enter the Leased Premises, accompanied by Lessee or Lessee's representative, upon reasonable notice, to determine whether the Lessee is complying with its maintenance and repair obligations set forth in Article 11 hereof, to show the Leased Premises to prospective brokers or buyers, for the purpose of placing upon the Common Areas any usual or ordinary "for sale" signs, posting notices of nonresponsibility, and for any other





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reasonable purpose without any rebate of rent and without any liability to
Lessee for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned. Notwithstanding the foregoing, Lessor shall have the right to use any and all means which Lessor may deem proper in an emergency, to obtain entry to the Leased Premises and such entry obtained by Lessor shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Leased Premises. Lessee shall permit Lessor, at any time within ninety (90) days prior to the expiration of the Lease Term, to place upon the Leased Premises one (1) ordinary "to let" or "to lease" sign.

                                   ARTICLE 18
                             DAMAGE OR DESTRUCTION

         18.1 Repair and Reconstruction After Insured Damage. In the event the whole or any part of the Leased Premises shall be partially or wholly damaged or destroyed by fire or other casualty required to be insured hereunder, such destruction or damage shall not operate to terminate this Lease, but this Lease shall continue in full force and effect, except as otherwise provided in this Lease. In such a case, Lessor shall make available to Lessee all insurance proceeds received by Lessor (net of any costs reasonably incurred by Lessor in recovering such insurance proceeds) as a result of such damage or destruction, and Lessee shall, at Lessee's cost and expense, immediately thereafter repair such damage or destruction and restore Leased Premises to as near the condition as existed prior to the damage or destruction. In connection with the foregoing, Lessee shall, at Lessee's sole cost and expense, also repair, restore and/or replace all Furnishings and Alterations located and/or installed on the Leased Premises prior to such damage or destruction. In no event shall Lessee be entitled to any abatement or reduction in rent during such period of repair or reconstruction.

         18.2 Repair and Reconstruction After Uninsured Damage. In the event the Leased Premises shall be damaged or destroyed by a casualty not required to be insured against hereunder to the extent of twenty five percent (25%) or more of the insurable value of the Leased Premises, Lessee may, at its option, elect to terminate this Lease. In the event the Leased Premises shall be damaged or destroyed by a casualty not required to be insured against hereunder to the extent of less than twenty five percent (25%) of the insurable value of the Leased Premises, Lessor shall make available to Lessor all insurance proceeds received by Lessor (net of any costs reasonably incurred by Lessor in recovering such insurance proceeds) as a result of such damage or destruction, and Lessee shall, at Lessee's cost and expense, immediately thereafter repair such damage or destruction and restore the Leased Premises to as near the condition as existed prior to the damage or destruction. In no event shall Lessee be entitled to any abatement or reduction in rent during such period of repair or reconstruction.





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         18.3    Damage Near End of Term.  Notwithstanding the provisions of
Sections 18.1 and 18.2 hereof, in the event the Leased Premises shall be partially or wholly damaged or destroyed, Lessee shall be under no obligation to, but may (at Lessee's sole discretion), repair such damage or destruction and restore the Leased Premises during the final Lease Year if: (1) the cost of such restoration exceeds twenty five percent (25%) or more the then full replacement value of all the Leased Premises; or (2) the damage or destruction is uninsured and is not required to be insured under the provisions of this Lease; or (3) Lessee is substantially prevented from carrying on its business and operations at a level of at least seventy five percent (75%) of the level of business and operations preceding such damage or destruction; or (4) such damage or destruction cannot be repaired so as to permit resumption of Lessee's business and operations, within ninety (90) calendar days of such damage or destruction to substantially the same level of such business and operation prior to such damage or destruction. In such event, notwithstanding any provision in this Lease to the contrary, Lessee may, at its option, elect to terminate this Lease.

         18.4 Election to Terminate. In the event Lessee elects to terminate this Lease pursuant to the provisions of Section 18.2 or 18.3 above, then Lessee may exercise its right to terminate subject to the following conditions: (1) said right to terminate must be exercised by written notice from Lessee to Lessor within sixty (60) days of such damage or destruction; (2) Lessee shall continue to perform all its obligations hereunder until the effective date of such termination; and (3) Lessee shall pay to Lessor all insurance proceeds received or to be received by Lessee.

         18.5 Waiver. Subject to the provisions of Section 18.4 hereof, Lessee hereby waives all statutory or common law rights of termination in respect to any partial or complete damage or destruction concerning the Leased Premises. Without limiting the foregoing, Lessee hereby waives the provisions of Section 1932(2) and 1934(4) of the California Civil Code.


                                   ARTICLE 19
                                  CONDEMNATION

         19.1    Definitions.

                 (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Lessor to any condemnor, either under the threat of condemnation or while legal proceedings for condemnation are pending.

                 (b) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned.





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

                 (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

                 (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

         19.2 Total Taking. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking.

         19.3    Partial Taking.

                 (a) If, during the Lease Term, more than five percent (5%) of the floor area of the Building is taken by Condemnation, or the number of full-sized automobile parking spaces within the parking lot of the Leased Premises is reduced by thirty percent (30%) or more as a result of such Condemnation, this Lease shall, at the option of Lessee, cease and terminate as of the Date of Taking. Such option to terminate shall be exercisable by Lessee by giving written notice to Lessor within thirty (30) calendar days after the Date of Taking, which notice shall provide for a termination date (the "Termination Date") no sooner than the Date of Taking and not later than ninety
(90) calendar days after the Date of Taking. In such a case, Lessee shall pay rent up to the Termination Date and Lessor shall refund any rent payments as shall have been paid in advance which cover a period subsequent to the Termination Date.

                 (b) In the event that any portion of the Leased Premises shall be taken by Condemnation, and this Lease is not terminated thereby, then
(i) the Leased Premises shall be reduced by the number of square feet taken, and the Minimum Monthly Rent shall thereafter be reduced proportionately; and
(ii) Lessor shall be entitled to receive the condemnation proceeds attributable to the improvements taken, together with any damages paid by the condemning authority for the cost of repairs, alterations and reconstruction of the remaining improvements.

                 (c) Nothing herein contained shall prevent Lessor and Lessee from prosecuting claims in any condemnation proceedings for the value of their respective interests. Subject to the provisions of Subsection (b), above, Lessor shall be entitled to the condemnation award attributable to the real property and Lessee for the taking of its Furnishings, Alterations, leasehold estate, loss of business or other award not related to the interests of Lessor.

                                   ARTICLE 20
                                INDEMNIFICATION

                 20.1 Lessee's Indemnity. Lessee does hereby indemnify, defend and hold Lessor, its shareholders, officers, directors, employees, agents, contractors, invitees and licensees, harmless from and against any and all suits, actions, damages,





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claims, liability and expense in connection with loss by reason of injury to person or property from whatever cause, arising from or out of any occurrence in, upon, at or from the Leased Premises, or by the occupancy or use by Lessee of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, invitees, licensees, or concessionaires, including without limitation acts or omissions relating to the Leased Premises and Common Areas within the Shopping Center, except for acts, omissions or occurrences resulting from the gross negligence or intentional misconduct of Lessor, its shareholders, officers, directors, employees, agents and contractors.

       20.2 Release of Lessor. Lessor shall not be responsible or liable at any time for any loss or damage to Lessee's merchandise, inventory, Furnishings or to Lessee's business, including without limitation, any loss or damage to either the person or property of Lessee or loss of profits or otherwise that may be occasioned by or through the acts or omissions of persons occupying other space in the Shopping Center, or their invitees, except for acts, omissions or occurrences resulting from the gross negligence or intentional misconduct of Lessor, its shareholders, officers, directors, employees, agents and contractors. Lessee shall store its property in and shall use and enjoy the Leased Premises and the Common Area of the Shopping Center at its own risk, and Lessee hereby releases Lessor, is employees, agents, contractors, partners, invitees, and licensees, to the fullest extent permitted by law, from all claims of every kind, including without limitation, leakage of any nature, resulting in loss of life, personal or bodily injury, or property damage, except for acts, omissions or occurrences resulting from the gross negligence or intentional misconduct of Lessor, its shareholders, officers, directors, employees, agents and contractors.

       20.3 Notice of Loss. Lessee shall give prompt notice to Lessor in case of fire or accidents or other losses in, to or on the Leased Premises or the Common Area Improvements, as well as of any defects therein.

       20.4 Survival After Lease Termination. Lessee's and Lessor's obligations under Sections 20.1, 20.2, 20.3 and 20.4 shall survive the termination of this Lease for any reason whatsoever.

                                   ARTICLE 21
                           ASSIGNMENT AND SUBLETTING

       21.1 Lease is Personal. The purpose of this Lease is to transfer possession of the Leased Premises to Lessee for Lessee's use in return for certain benefits, including rent to be paid to the Lessor. Lessee's right to assign or sublet as stated in this Article 21 is subsidiary and incidental to the underlying purpose of this Lease. Lessee acknowledges and agrees that it has entered into this Lease in order to acquire the Leased Premises for its own personal use and not for the purpose of obtaining the right to convey the leasehold to others.





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       21.2      "Transfer of the Leased Premises" Defined.  The terms
"Transfer of the Leased Premises" or "Transfer" as used herein shall include any assignment of all or any part this Lease (including assignment by operation of law), the subletting of all or any part the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises including, without limitation, concession, mortgage, devise, hypothecation, agency, franchise or management agreement, or to suffer any other person the agents and servants of Lessee excepted), to occupy or use the said Leased Premises or any portion thereof. If Lessee is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, or Lessee consists of more than one party, the transfer, assignment or hypothecation of any stock or equity interest in such corporation, association, partnership or other ownership interest, whether in one transaction or in a series of transactions, in the aggregate in excess of fifty percent (50%) of the total interests in such entity, shall be deemed a Transfer of the Leased Premises.

       21.3 No Transfer Without Consent. Lessee shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Lessor, which consent shall not be unreasonably withheld. A consent by Lessor to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent shall be void, and shall, at the option of Lessor, terminate this Lease.


         21.4 When Consent Withheld. Without in any way limiting Lessor's right to refuse to give consent to any proposed Transfer of the Leased Premises for any other reason or reasons, Lessor reserves the right to refuse to give such consent, and Lessee agrees that it would not be commercially unreasonable to withhold consent, if in Lessor's reasonable business judgement the proposed Transfer of the Leased Premises would (a) violate any restriction or exclusive right given in, or be contrary to, any lease in the Shopping Center; (b) violate any restriction contained in the Declaration; or (c) increase the risk of the use, release or mishandling of Hazardous Materials. Lessor shall require a reasonable payment, including attorneys' fees, to cover its handling charges for each assignment or sublease it is requested to approve.

         21.5 Effect of Transfer. If Lessor consents to a Transfer, the following conditions shall apply:

                 (a) Each and every covenant, condition or obligation imposed upon Lessee by this Lease and each and every right, remedy or benefit afforded Lessor by this Lease shall not be impaired or diminished as a result of such Transfer.





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                 (b)      No Transfer, whether or not consent of Lessor is
required hereunder, shall relieve Lessee of it primary obligation to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.

                 (c) If Lessor consents to a sublease, such sublease shall not exceed beyond the expiration of the Lease Term, to include any and all Extended Terms.

                 (d) No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, within ten
(10) days after the execution of the documentary evidence thereof, Lessee shall deliver to Lessor an agreement which provides that (i) the transferee assumes Lessee's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, and (ii) such transferee will, at Lessor's election, attorn directly to Lessor in the event Lessee's Lease is terminated for any reason on the terms set forth in the instrument of transfer.

                                   ARTICLE 22
                                    DEFAULT

         22.1 Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

                 (a) Any failure by Lessee to pay Minimum Monthly Rent, Additional Rent or any other rent payment required to be made by Lessee hereunder when due.

                 (b) The abandonment or vacation of the Leased Premises by Lessee in violation of Section 6.4 hereof;

                 (c) A failure by Lessee to observe and perform any other provision of this Lease to be observed and performed by Lessee, other than those obligations specified in Sections 22.1(a) and 22.1(b) above, where such failure continues for ten (10) days after the date of written notice thereof by Lessor to Lessee; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the ten (10) day period allowed, Lessee shall not be deemed to be in default if Lessee shall, within such ten (10) day period, commence to cure and thereafter diligently prosecute the same to completion;

                 (d) The occurrence of a Bankruptcy Event, as said term is defined in Section 31.1 hereof;

                 (e) Any two (2) failures by Lessee to observe and perform any provision of this Lease during any twelve (12) month period of the Lease Term, as such





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

may be extended, shall constitute, at the option of Lessor, a separate and noncurable default.

       22.2 Remedies Upon Default. In the event of any default by Lessee, then in addition to any other remedies available to Lessor herein or at law or in equity, Lessor shall have the following rights and remedies:

                 (a)    Reenter; Recovery of Rent; Reletting.

                          (1)     In the event of the vacation or abandonment
of the Leased Premises by Lessee, or in the event that Lessor shall elect to reenter the Leased Premises as provided in Section 22.3 below, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, so long as Lessor does not elect to terminate this Lease as provided in Section 22.2(b) below, Lessor may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Leased Premises or any part thereof for such terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion, may deem advisable and, in connection therewith, Lessor shall also have the right to make any alterations and repairs to the Leased Premises.

                          (2)     In the event that Lessor shall elect to so
relet, then rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month which is applied by the payment of rent hereunder, be less than the rent payable during the month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such subletting.

                          (3)     No reentry or taking possession of the Leased
Premises or any other action under this Section 22.2(a) shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without terminating by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.





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                 (b)      Terminate Lease.  Lessor, either as an alternative or
subsequent to exercising the remedies set forth in Section 22.2(a) hereof, may terminate Lessee's right to possession of the Leased Premises by and upon delivery to Lessee of written notice of termination. Lessor may then immediately re-enter the Leased Premises and take possession thereof pursuant to legal proceedings and remove all persons and property from the Leased Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. No notice of termination shall be necessary in the event Lessee has abandoned the Leased Premises. In the event that Lessor shall elect to so terminate Lessee's right of possession, then Lessor may recover from Lessee:

                          (1)     The worth at the time of award of any unpaid
rent which had been earned at the time of such termination; plus

                          (2)     The worth at the time of award of the amount
by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

                          (3)     The worth at the time of award of the amount
by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rent loss that Lessee proves could be reasonably avoided; plus

                          (4)     Any other amount necessary to compensate
Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom including, without limitation, expenses of reletting, attorneys' fees, costs of alterations and repairs, recording fees, filing fees and any other expenses customarily resulting from obtaining possession of the Leased Premises and re-leasing; and

                          (5)     At Lessor's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

       As used in Sections 22.2(b)(1) and 22.2(b)(2) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 22.2(a)(3) above, the "worth at the time of award" is computed by discounting such amount at the rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

         22.3    Reentry; Personal Property.

                 (a) In the event of any default by Lessee, Lessor shall also have the right with or without terminating this Lease, to reenter the Leased Premises and remove all persons and property from the Leased Premises; such property may be removed





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

and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

                 (b) In the event of default, all of Lessee's Furnishings and Alterations, shall remain upon the Leased Premises and in that event, and continuing during the length of such default, Lessor shall have the sole right to take exclusive possession of such property and to use it, rent or charge free, until all defaults are cured or, at Lessor's option, at any time during the Lease Term, to require Lessee to forthwith remove such property. The rights stated herein are in addition to Lessor's rights described in Section
22.2 hereof.

       22.4 Lessor's Rights Cumulative. All of Lessor's rights and remedies shall be cumulative and the exercise of one shall not preclude the exercise of any other or of any right, priority or remedy allowed or provided for by law or in equity. In addition to all rights and remedies herein set forth, Lessor shall have all rights and remedies now or hereafter provided by applicable law, including those contained in California Civil Code Section 1951.4. Lessee hereby waives trial by jury. If Lessor commences any summary proceedings or an action for nonpayment of rent, Lessee shall not interpose any non-mandatory counterclaim of any nature or description in any such proceedings or action. Nothing in this Article 25 shall be deemed to affect or limit Lessor's or Lessee's right to defense and indemnification for liability or liabilities arising in whole or in part prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease. In addition to the other remedies provided for in this Lease, Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease and to any other remedy allowed to Lessor hereunder, at law or in equity.

       22.5 Lessee's Default. In the event Lessee shall default in the payment of any costs, charges, expenses or impositions to be paid by Lessee or in the performance of any act or condition to be performed by Lessee, Lessor may, after ten (10) calendar days' written notice to Lessee (or such shorter period as may be appropriate in an emergency), at Lessor's sole discretion (but shall not be required to) pay such charge or perform such act without in any way waiving Lessor's rights against Lessee for Lessee's failure so to do and without in any way assuming any obligations of Lessee. Lessee shall reimburse Lessor upon Lessor's written request therefor, any amounts so paid by Lessor, together with interest from the date of payment by Lessor until repayment by Lessee at the rate set forth in Section 5.3 hereof.

       22.6 No Waiver. Efforts by Lessor to mitigate the damages caused by Lessee's default in this Lease shall not constitute a waiver of Lessor's right to recover damages hereunder, nor shall Lessor have any obligation to mitigate damages hereunder.





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

         22.7 Curing Defaults. Should Lessee fail to repair, maintain, and/or service the Leased Premises, or any part of contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Lessee reasonable notice of the failure or failures and a reasonable opportunity, which in no case shall exceed ten (10) calendar days to remedy the failure, Lessor may perform or contract for the performance of the repair, maintenance, or other Lessee obligation, and Lessee shall pay Lessor for all direct and indirect costs incurred in connection therewith within ten (10) calendar days of receiving a bill therefor from Lessor.

         22.8 Cumulative Remedies. The various rights, options, election powers, and remedies of Lessor contained in this Article 22 and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Lessor might otherwise have in the event of breach or default, and the exercise of one right or remedy by Lessor shall not in any way impair its right to any other right or remedy.

                                   ARTICLE 23
                          SURRENDER AND LESSOR'S LIEN

         23.1 Surrender and Removal of Furnishings. Upon the expiration of or earlier termination of this Lease, Lessee shall surrender the Leased Premises in good operating condition and repair and in a clean and sanitary condition, free of rubble and broom cleaned. Subject to the provisions of
Section 22.3(a), Lessee agrees that upon the expiration of or earlier termination of this Lease, Lessee shall remove all Furnishings which it has the right to ownership pursuant to the terms of this Lease and Lessee shall repair any damage to the Leased Premises occasioned by the removal of Lessee's Furnishings. If Lessee fails to remove such Furnishings, Lessor may remove and store the same under any applicable law or procedure.

       23.2 Lessor's Lien. Lessee hereby grants to Lessor a lien upon and security interests in all Furnishings of every kind now or hereafter to be placed or installed in or on the Leased Premises and agrees that in the event of any default on the part of Lessee, Lessor shall have all the rights and remedies afforded the secured party by the chapter on "Default" of Division 9 of the Uniform Commercial Code of the state in which the Leased Premises are located and may, in connection therewith, also (a) enter on the Leased Premises to assemble and take possession of the collateral, (b) require Lessee to assemble the collateral and make its possession available to Lessor at the Leased Premises, and (c) enter the Leased Premises, render the collateral, if equipment, unusable and dispose of it in a manner provided by the Uniform Commercial Code of the state in which the Leased Premises are located.

                                   ARTICLE 24
                          SUBORDINATION AND ATTORNMENT





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       24.1      Subordination.  Lessor shall have the right to require Lessee to subordinate this Lease to any ground lease, deed of trust, or mortgage encumbering the Leased Premises, any advances made on the security thereof, and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded.

       24.2 Attornment By Lessee. In the event of the sale or assignment of Lessor's interest in the real property which constitutes the Leased Premises, or in the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Leased Premises, Lessor shall be relieved of any continuing obligations under this Lease and Lessee shall attorn to the purchaser or assignee upon any such foreclosure or sale or assignment and recognize such purchaser or assignee as Lessor under this Lease, providing the purchaser or assignee assumes all of Lessor's obligations under the Lease and fully recognizes all of Lessee's rights herein.

       24.3 Subordination of Lease to Certain Agreements with Third Parties. Lessee hereby subordinates its rights hereunder to the Declaration or any other operation, maintenance and reciprocal easement agreements, or any amendments thereto, for access and parking between Lessor and the owner(s) of any property located within or adjacent to the Shopping Center whenever, in the reasonable discretion of Lessor, it is determined that any such agreement would be beneficial to the use and operation of the Shopping Center.

       24.4 Execution of Documents. Lessee, upon request of any party in interest, shall execute promptly such instruments and certificates, to carry out the intent of this Article 24. If, within ten (10) days after the date of a written request by Lessor to execute such instruments, Lessee shall not have executed the same, Lessee shall be deemed to have irrevocably appointed Lessor as attorney-in-fact for Lessee with full power and authority to execute and deliver in the name of Lessee any such instruments, certificates and/or documents.





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                                   ARTICLE 25
                             ESTOPPEL CERTIFICATES

         25.1    Estoppel Certificates.

                 (a) Upon Lessor's written request, Lessee shall execute, acknowledge and deliver to Lessor a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Minimum Monthly Rent and other charges and the time period covered by such payment; and
(iv) that Lessor is not in default under this Lease (or, if Lessor is claimed to be in default, stating why). Lessee shall deliver such statement to Lessor within ten (10) days after Lessor's request. Any such statement by Lessee may be given by Lessor to any prospective purchaser or encumbrancer of the Leased Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

                 (b) If Lessee does not deliver such statement to Lessor within such ten (10) day period, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to any third party. Further, Lessor, and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessor; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Lessor; (iii) that not more than one month's Minimum Monthly Rent or other charges have been paid in advance; and (iv) that Lessor is not in default under this Lease. In such event, Lessee shall be estopped from denying the truth of such facts.

                 (c) Upon Lessee's written request, Lessor shall, execute, acknowledge and deliver to Lessee a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Minimum Monthly Rent and other charges and the time period covered by such payment; and
(iv) that Lessee is not in default under this Lease (or, if Lessee is claimed to be in default, stating why). Lessee shall deliver such statement to Lessor within ten (10) days after Lessor's request. Any such statement by Lessor may be given by Lessor to any prospective encumbrancer of the Leased Premises.
Such encumbrancer may rely conclusively upon such statement as true and correct.

                 (d) If Lessor does not deliver such statement to Lessee within such ten (10) day period, Lessor irrevocably constitutes and appoints Lessee as its special attorney-in-fact to execute and deliver the certificate to any third party. Further, Lessee, and any prospective encumbrancer may conclusively presume and rely upon the





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

following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessee; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Lessee; (iii) that not more than one month's Minimum Monthly Rent or other charges have been paid in advance; and (iv) that Lessee is not in default under this Lease. In such event, Lessor shall be estopped from denying the truth of such facts.

         25.2 Financing. If Lessor desires to finance or refinance the Leased Premises, and/or the Shopping Center, or any portion thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past two (2) years' financial statement of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

                                   ARTICLE 26
                              MORTGAGEE PROTECTION

         26.1 Notice and Right to Cure Default. Lessee agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that prior to such notice, Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                                   ARTICLE 27
                                EMPLOYEE PARKING

       27.1 Designated Areas. Lessor shall have the right, by written notice to Lessee, to require employees of Lessee to only park in designated parking spaces located on the Land and not in parking spaces located in the balance of the Shopping Center.

                                   ARTICLE 28
                           CHANGES TO SHOPPING CENTER

       28.1 Changes to Shopping Center. Lessor reserves the right, at any time and from time to time during the Lease Term, to remodel, expand, contract, add, delete,





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

multi-deck or otherwise alter or change any portion or portions of the entire Shopping Center without the consent of Lessee. Notwithstanding the foregoing, Lessor hereby agrees not to hereafter construct or install any improvements in or to the Shopping Center which would substantially limit access of customers to the Leased Premises. The foregoing restriction shall not be applicable to any Alterations, modifications or improvements which Lessor is obligated to construct or install pursuant to any law, statute or regulation or pursuant to any order, decree, directive, mandate or requirement of any governmental or quasi-governmental agency having jurisdiction over the Shopping Center or relevant portions thereof. The foregoing restriction shall also not be applicable to any temporary obstruction, interference or blockage arising from construction and/or maintenance and repair activities provided, to the extent Lessor is performing such construction and/or maintenance and repair activities, Lessor will use best efforts to minimize any such obstruction, interference or blockage arising therefrom. Without limiting the foregoing, Lessor shall have the right to modify the location, shape, size, design or any other component of the Shopping Center, including the Common Areas, and any such modification shall, as of its completion, be deemed to be part of the Shopping Center as described in this Lease. Lessor makes no warranties or representations as to the present occupants or occupancy level of the Shopping Center, or of future occupancy commitments. Lessee waives any duty or obligation, express or implied, on the part of Lessor to keep the Shopping Center leased or occupied in whole or in part or for any specific purpose or use.

       28.2 Easement and Licenses. Lessor reserves unto itself, and Lessee hereby grants to Lessor, such licenses, easements and other rights in, over or under the Leased Premises or any portion thereof as shall be required for the construction, installation, repair, replacement and/or maintenance of structural supports and members, mains, conduits, pipes or other facilities that serve the Shopping Center, or any part thereof, as the same may be altered as provided for in Section 28.1 above, including without limitation, the premises of any occupant, provided, however, that Lessor shall pay for any such alterations required on the Leased Premises as a result of any such exercise, occupancy, use or enjoyment of any such license, easement or other right, and provided further, that in connection with the exercise, occupancy under or enjoyment of any such license or easement, Lessor shall use best efforts to minimize any interference with Lessee's use, occupancy or enjoyment of the Premises as contemplated by this Lease.

                                   ARTICLE 29
                       LIMITATION ON LIABILITY OF LESSOR

       29.1 Limited Liability. In the event of default, breach, or violation by Lessor (which term includes Lessor's shareholders, officers, directors, employees, agents or representatives), of any Lessor's obligations under this Lease, Lessor's liability to Lessee shall be limited to its ownership interest in the Leased Premises (or its interest in the Shopping Center, if applicable), or the proceeds of a public sale of such interest





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

pursuant to foreclosure of a judgment against Lessor. Lessor may, at its option, and among its other alternatives, relieve itself of all liability under this Lease by conveying the Leased Premises to Lessee. Notwithstanding any such conveyance, Lessee's leasehold and ownership interest shall not merge.

                                   ARTICLE 30
                           WAIVER OF CALIFORNIA CODE

       30.1 Waiver of California Code Sections by Lessee. Except as otherwise more specifically set forth in this Lease, Lessee waives (for itself and all persons claiming under Lessee) the provisions of Civil Code Section 1932(2) and 1933(4) with respect to the destruction of the Leased Premises, and Civil Code Section 1941 and 1942 with respect to Lessor's repair duties and Lessee's right to repair.

                                   ARTICLE 31
                                   BANKRUPTCY

       31.1 Bankruptcy Events. If at any time during the Lease Term there shall be filed by or against Lessee in any court pursuant to any statute either on the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if a receiver or trustee takes possession of any of the assets of Lessee, or if the leasehold interest herein passes to a receiver, or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as "a Bankruptcy Event"), then the following provisions shall apply:

               (a) At all events any receiver or trustee in bankruptcy or Lessee as debtor in possession ("debtor"), shall either expressly assume or reject this Lease within sixty (60) days following the entry of any "Order for Relief."

               (b) In the event of an assumption of the Lease by a debtor, receiver, or trustee, such debtor, receiver, or trustee shall immediately after such assumption (1) cure any default or provided adequate assurances that defaults will be promptly cured; and (2) compensate Lessor for actual pecuniary loss or provided adequate assurances that compensation will be make for actual pecuniary loss; and (3) provide adequate assurance of future performance.

         For purposes of this Section 31.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

                        (i) written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Lessee's costs of operation of its business in the Leased Premises are paid;





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                        (ii)      written agreement that assumption of this
Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Lessor against such loss (including costs of suit and attorney's fees), occasioned by such breach;

               (c) Where a default exist under the Lease, the party assuming the Lease may not require Lessor to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Lessor is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

               (d) The debtor, receiver, or trustee may only assign this Lease if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved by the Lease shall be the sole property of, and paid to, Lessor. Upon assignment by the debtor or trustee the obligations of the Lease shall be deemed to have been assumed and the assumptor shall execute an assignment agreement on request of Lessor.

               (e) Lessor shall be entitled to the fair market value for the Leased Premises and the services provided by Lessor (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

               (f) Lessor specifically reserves any and all remedies available to Lessor in Article 22 hereof or at law or in equity in respect of a bankruptcy event by Lessee to the extent such remedies are permitted by law.

                                   ARTICLE 32
                            MISCELLANEOUS PROVISIONS

         32.1 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

         32.2 Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed under this Lease upon Lessee, shall be joint and several.





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         32.3    Modifications.  This instrument contains all of the
agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

         32.4 Brokers. Lessee hereby warrants and represents that it has not dealt with any real estate broker or agent in connection with the negotiation and/or execution of this Lease. Lessee hereby agrees to and shall indemnify, defend and hold harmless Lessor from any and all claims, liabilities, causes of action, damages, including attorneys' fees and costs, arising out of any claims or causes of action that may be asserted against Lessor by any broker, finder or other person with whom Lessee has purportedly dealt in connection with the negotiation and/or execution of this Lease.

         32.5 Severability. The invalidity of any provision of this Lease, as determined by a Court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         32.6 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

         32.7 Disputed Sums. Under the terms of this Lease, numerous charges are and may be due from Lessee to Lessor including, without limitation, Common Area Costs, real estates taxes, insurance reimbursement and other items of a similar nature including advances made by Lessor in respect of Lessee's default at Lessor's option. In event that at time during the Lease Term there is a bona fide dispute between the parties as to the amount due for any of such charges claimed by Lessor to be due, the amount demanded by Lessor shall be paid by Lessee until the resolution of the dispute between the parties or by litigation. Failure by Lessee to pay the disputed sums until resolution shall constitute a default under the terms of the Lease.

         32.8 Lessee's Remedies. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Lessor not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Lessee's sole right and remedy in any dispute as to whether Lessor has breached such obligation.

         32.9 Light, Air and View. Except as otherwise specifically set forth in this Lease, no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Lessor), shall entitle Lessee to any reduction of rent, result





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

in any liability of Lessor to Lessee, or in any other way affect this Lease or Lessee's obligations hereunder.

         32.10 Public Transportation Information. Lessee shall establish and maintain during the Lease Term a policy to encourage maximum use of public transportation by personnel of Lessee employed on the Leased Premises, including without limitation the distribution to such employees, and encouraging use of such facilities, all at Lessee's sole reasonable cost and expense. Lessee shall comply with all requirements of any local transportation management ordinance.

         32.11 Rules and Regulations. Lessee agrees to comply with all reasonable rules and regulations adopted and promulgated by Lessor from time to time and applicable to all tenants in the Shopping Center for the lawful, orderly, clean, safe, aesthetic, quiet, and beneficial use, operation, maintenance, management, and enjoyment of the Shopping Center.

         32.12 Joint and Several Liability. Should Lessee consist of more than one person or entity, they shall be jointly and severally liable under this Lease.

         32.13 Surrender of Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subleases of subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

         32.14   Notices.

                 (a) Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing and shall be given or made by personal service or by mailing the same by registered or certified mail, return receipt requested, postage prepaid, or by reputable courier which provides written evidence of delivery, addressed to the respective party at the address set forth in Section 1.1 of this Lease or at such other address as the party may from time to time designate, by written notice sent to the other in the manner aforesaid.

                 (b) Effective Date. Any such notice, demand or request ("notice") shall be deemed given or made on the third (3rd) calendar day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery to the party at its address as aforesaid, shall be deemed given on the day of which delivery is made. Notice given by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.





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

                 (c) Authorization to Receive. Each person and/or entity whose signature is affixed to this Lease as Lessee or as guarantor of Lessee's obligation ("obligor") designates such other obligor their agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

         32.15 Waiver. The waiver by Lessor of any breach of any Lease provision shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any provision of this Lease, other than the failure to Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         32.16 Holding Over - Month-to-Month Tenancy on Acceptance. If Lessee should remain in possession of the Leased Premises after the expiration of the Lease Term, then, upon acceptance of rent by Lessor, such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the Lease Term hereof, so far as applicable to a month to month tenancy, except that the Minimum Monthly Rent shall be equal to one hundred fifty percent (150%) of the Minimum Monthly Rent payable immediately prior to the expiration or sooner termination of this Lease.

         32.17 Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

         32.18 Time of the Essence. Time is of the essence of this Lease with respect to teach and every article, section and subsection hereof.

         32.19 Effect of Lessor's Conveyance; Release of Lessor. The term "Lessor" as used in this Lease shall mean the owner of Lessor's estate in and to the Leased Premises. If, during the Lease Term, Lessor shall sell, transfer or otherwise dispose of its interest in the Leased Premises or Shopping Center of which the Leased Premises form a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Lessor shall be released and discharge from any and all obligations and responsibilities under this Lease, expect those already accrued.

         32.20 Calendar Day. Whenever in this Lease a period of time is measured by one or more days, such reference shall mean calendar days unless the context requires otherwise.





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

         32.21 No Recordation. Neither this Lease nor a memorandum of this Lease may be recorded by Lessee without the prior written consent of Lessor, which consent may be withheld in the sole and absolute discretion of Lessor.

         32.22     Attorneys' Fees.

                 (a) Actions, Proceedings, Etc. Lessee hereby agrees to pay, as Additional Rent, all attorney's fees and disbursements, and all other court costs or expenses of legal proceedings or other legal services which Lessor may incur to payout by reason of, or in connection with:

                          (1)     any action or proceeding brought by Lessor
wherein Lessor is the prevailing party against Lessee (including arbitration) on account of any default by Lessee in the observance or performance of any obligation under this Lease including, but not limited to, matters involving payment of rent;

                          (2)     any action or proceeding brought by Lessee
against Lessor (or any officer, partner, or employee of Lessor) in which Lessor is the prevailing party;

         In any action or proceeding referred to in subsection (a) above, Lessee shall be entitled to recover its attorney fees and costs if Lessee is the prevailing party against Lessor.

                 (b) Survival. Lessee's obligations under this Section shall survive the expiration of any other termination of this Lease. This
Section is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first written above.

                                        LESSOR:

                                        PALOMAR VILLAGE PROPERTIES, INC.,
                                        a California corporation


                                        By___________________________________

                                        Its__________________________________


                                        LESSEE:





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

                                            FIRST PACIFIC NATIONAL BANK


                                            By________________________________

                                            By_______________________________




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                                       48

                                  EXHIBIT "A"





                                   SITE PLAN
                             PALOMAR VILLAGE CENTER

                                  EXHIBIT "B"
                      LEGAL DESCRIPTION OF LEASED PREMISES

PARCEL 2 OF PARCEL MAP NO. 23472 AS SHOWN BY PARCEL MAP ON FILE IN BOOK 160, PAGES 23 THROUGH 29, INCLUSIVE, OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

                                  EXHIBIT "C"
                        ACKNOWLEDGEMENT OF COMMENCEMENT

         This Acknowledgement is made as of February ____, 1996, with reference to that certain Lease (hereinafter the "Lease") dated _________________, by and between PALOMAR VILLAGE PROPERTIES, INC., a California corporation as "Lessor, and FIRST PACIFIC NATIONAL BANK, ___________________, as "Lessee," for the premises legally described as:

PARCEL 2 OF PARCEL MAP NO. 23472 AS SHOWN BY PARCEL MAP ON FILE IN BOOK 160, PAGES 23 THROUGH 29, INCLUSIVE, OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

         All capitalized terms used herein without definition shall have the meaning ascribed to them in the Lease.

         The undersigned Lessee hereby confirms the following:

         1. That the Lessee accepted possession of the Leased Premises on February __, 1996, and acknowledges that the Leased Premises are in good order, condition and repair.

         2. That all conditions of the Lease to be performed by Lessor prerequisite to the full effectiveness of the Lease have been satisfied and that Lessor has fulfilled all of its duties of an inducement nature.

         3. That in accordance with the provisions of Article 3 of the Lease, the Rent Commencement Date and the date of commencement of the Lease Term is ___________________________, 1996, and that, unless sooner terminated, the Lease Term expires on ______________________.

         4. That the Lease is in full force and effect and that the same represents the entire agreement between Lessor and Lessee concerning the Lease.

         5. That there are no existing defenses which Lessee has against the enforcement of said Lease by Lessor, and there exist no offsets or credits against rent.

         6. That the obligation to pay Minimum Monthly Rent is presently in effect and that all rent obligations on the part of Lessee under said Lease commenced to accrue on the Rent Commencement Date.





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
         7. That the undersigned Lessee has not made any prior assignment, hypothecation or pledge of said Lease or of the rents thereunder.

                                    LESSEE:

                                    By: _______________________________

                                    Its: _______________________________





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
                                  EXHIBIT "D"
                             RULES AND REGULATIONS

         Lessee agrees to conform to the reasonable rules and regulations to be established for the operation of Palomar Village tenants.

                                  EXHIBIT "E"
                                 SIGN CRITERIA

1. Sign Submittals. All Sign submittals shall include the following for review:
         A.      All drawings shall be to scale.
         B. Each submittal shall indicate the following with regard to each proposed sign:

                 (a)      the location, height, elevation;
                 (b)      the design, materials, textures and colors;
                 (c)      illumination;
                 (d)      typography, graphics; and
                 (e)      a section indicating installation and fabrication.

2.   Criteria for Sign Approval.

         A. All signage shall conform to established Sign Criteria as set forth on this Exhibit "E."

         B. Signs shall be harmonious with the materials, color, texture, size, shape, height, location and design of the Leased Premises, the Shopping Center and environment with professional graphic standards.

         C. All Signs shall be attached or affixed to the Leased Premises. No free standing Signs of any kind whatsoever shall be permitted, with the exception of directional signs.

         D. Temporary window signs are allowed if they follow the following criteria: temporary window signs are those signs which advertise or promote a special event, such as an opening, or offering of a new product or service.

                 (a) Sign graphics of any nature painted directly on a window shall not be considered a temporary window sign.

                 (b) A window sign advertising or promoting any product or service offered on a regular basis or at a regular price shall not be considered a temporary window sign.

                 (c)    Temporary window signs shall not be illuminated

3. Prohibited Signs. The major external site signage has been developed to compliment the architectural detailing of structures within Palomar Village, while





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
         adequately promoting the commercial aspects. A unique, consistent theme is desired for Palomar Village which serves to unite all sign types into a system which benefits both visitors and tenants. Accordingly, in addition to any restrictions contained elsewhere in this Exhibit "E," and without limiting Lessor's approval rights pursuant to this Lease, the following types of signs are prohibited:

                 (a) Any sandwich board, "A" frame sign, or other portable sign.

                 (b) Signs which identify or advertise a product or service which is not available on the Leased Premises.

                 (c) Any sign placed or displayed on vehicles parked primarily for the purpose of displaying the sign.

                 (d) Any shop illumination which, in the opinion of the Design Review Committee exhibits undue glare.

                 (e) Unless otherwise permitted by the City of Temecula or other applicable governmental authority, banners, pennants or temporary signs displayed on the Leased Premises or in the parking area.

                 (f)    Sign cans of any kind.

                 (g) Signs which are not permissible under applicable laws, statutes, regulations or restrictions.





                                       2



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